                          AGREEMENT AND PLAN OF MERGER

                                  by and among


                                NOVAVISION, INC.


                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                                       and

                              NV ACQUISITION, INC.

ARTICLE I
         DEFINITIONS..............................................................................................1

ARTICLE II
         THE MERGER...............................................................................................6
         2.1      The Merger......................................................................................6
         2.2      Conversion of Shares............................................................................6
         2.3      Closing.........................................................................................6
         2.4      Deliveries at Closing...........................................................................6
         2.5      Effectiveness of The Merger.....................................................................6
         2.6      Further Assurances..............................................................................7

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF ACL AND NVA............................................................7
         3.1      Organization, Qualification and Corporate Power of ACL and NVA..................................8
         3.2      Capitalization..................................................................................8
         3.3      Noncontravention................................................................................8
         3.4      Financial Statements............................................................................9
         3.5      Brokers' Fees...................................................................................9
         3.6      Investment......................................................................................9
         3.7      Title to Assets.................................................................................9
         3.8      Subsidiaries....................................................................................9
         3.9      Events Subsequent to Most Recent Fiscal Year End................................................9
         3.10     Undisclosed Liabilities........................................................................11
         3.11     Legal Compliance...............................................................................11
         3.12     Tax Matters....................................................................................11
         3.13     Real Property..................................................................................13
         3.14     Intellectual Property..........................................................................13
         3.15     Tangible Assets................................................................................15
         3.16     Inventory......................................................................................15
         3.17     Contracts......................................................................................16
         3.18     Notes and Accounts Receivable..................................................................16
         3.19     Liabilities....................................................................................16
         3.20     Powers of Attorney.............................................................................16
         3.21     Insurance......................................................................................16
         3.22     Litigation.....................................................................................17
         3.23     Product Warranty...............................................................................17
         3.24     Product Liability..............................................................................17
         3.25     Employees......................................................................................17
         3.26     Employee Benefits..............................................................................18
         3.27     Guaranties.....................................................................................18
         3.28     Environmental Protection.......................................................................18
         3.29     Disclosure.....................................................................................18





ARTICLE IV
         REPRESENTATIONS AND WARRANTIES CONCERNING NOVA AND ITS
         SUBSIDIARY..............................................................................................19
         4.1      Organization, Qualification, and Corporate Power...............................................19
         4.2      Capitalization.................................................................................19
         4.3      Noncontravention...............................................................................20
         4.4      Brokers' Fees..................................................................................20
         4.5      Title to Assets................................................................................20
         4.6      Subsidiaries...................................................................................20
         4.7      Financial Statements...........................................................................21
         4.8      Events Subsequent to Most Recent Fiscal Year End. .............................................21
         4.9      Undisclosed Liabilities........................................................................23
         4.10     Legal Compliance...............................................................................23
         4.11     Tax Matters....................................................................................23
         4.12     Real Property..................................................................................24
         4.13     Intellectual Property..........................................................................25
         4.14     Tangible Assets................................................................................27
         4.15     Inventory......................................................................................27
         4.16     Contracts......................................................................................27
         4.17     Notes and Accounts Receivable..................................................................28
         4.18    Liabilities.....................................................................................28
         4.19     Powers of Attorney.............................................................................28
         4.20     Insurance......................................................................................28
         4.21     Litigation.....................................................................................28
         4.22     Product Warranty...............................................................................29
         4.23     Product Liability..............................................................................29
         4.24     Employees......................................................................................29
         4.25     Employee Benefits..............................................................................29
         4.26     Guaranties.....................................................................................30
         4.27     Environmental Protection.......................................................................30
         4.28     Disclosure.....................................................................................30

ARTICLE V
         PRE-CLOSING COVENANTS...................................................................................30
         5.1      General........................................................................................30
         5.2      Notices and Consents...........................................................................30
         5.3      Operation of Business..........................................................................31
         5.4      Preservation of Business.......................................................................31
         5.5      Full Access....................................................................................31
         5.6      Notice of Developments.........................................................................31
         5.7      Exclusivity....................................................................................31
         5.8      Plan of Merger; Reservation of Shares..........................................................31
         5.9      Press Releases.................................................................................32
         5.10     Employment Agreements..........................................................................32






ARTICLE VI
         POST-CLOSING COVENANTS..................................................................................32
         6.1      General........................................................................................32
         6.2      Litigation Support.............................................................................32
         6.3      Transition.....................................................................................32
         6.4      Confidentiality.  .............................................................................32
         6.5      Registration...................................................................................33

ARTICLE VII
         CONDITIONS PRECEDENT....................................................................................33
         7.1      Conditions Precedent -- ACL and Nova...........................................................34
         7.2      Conditions to Obligation of ACL................................................................34
         7.3      Conditions to Obligation of Nova...............................................................36

ARTICLE VIII
         REMEDIES FOR BREACHES OF THIS AGREEMENT.................................................................36
         8.1      Indemnity......................................................................................36
         8.2      Notices, Claims and Defense....................................................................37
         8.3      Defense of Third Party Claims.  ...............................................................37
         8.4      Determination of Adverse Consequences..........................................................38
         8.5      Dispute Resolution.............................................................................38
         8.6      Limitation on Indemnification..................................................................38
         8.8      Exclusive Remedy...............................................................................39

ARTICLE IX
         TERMINATION.............................................................................................39
         9.1      Termination....................................................................................39
         9.2      Effect of Termination..........................................................................40

ARTICLE X
         MISCELLANEOUS...........................................................................................40
         10.1     No Third-Party Beneficiaries...................................................................40
         10.2     Expenses.......................................................................................40
         10.3     Entire Agreement...............................................................................40
         10.4     Succession and Assignment......................................................................41
         10.5     Counterparts...................................................................................41
         10.6     Headings.......................................................................................41
         10.7     Notices........................................................................................41
         10.8     Governing Law..................................................................................42
         10.9     Amendments and Waivers.........................................................................42
         10.10             Incorporation of Exhibits and Schedules...............................................42
         10.11             Submission to Jurisdiction............................................................42

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Merger Agreement" or "Agreement"), dated as of May 6, 1997, between and among NOVAVISION, INC. ("Nova"), a North Carolina corporation having its principal office at Raleigh, North Carolina, AMERICAN CONSOLIDATED LABORATORIES, INC. ("ACL"), a Florida corporation having its principal office at Raleigh, North Carolina, and NV Acquisition, Inc. ("NVA"), a North Carolina corporation, which is a subsidiary of ACL.

         The parties desire that ACL shall acquire Nova through a merger of Nova into NVA, in exchange for ACL common and preferred stock, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         "ACL Common Stock" means the shares of common stock, par value $0.05 per share, of ACL.

         "ACL Series A Preferred Stock" means the Series A Preferred Stock, without par value, of ACL, having a 10% dividend rate and with rights otherwise equivalent to Nova Series A Preferred Stock, to be issued by ACL pursuant to this Agreement.

         "ACL Stock" means ACL Common Stock, ACL Series A Preferred Stock and ACL Series B Preferred Stock.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all costs and expenses of litigation, and reasonable attorneys' fees.

         "Closing Date" means the date specified pursuant to Section 2.2 as the date on which the parties hereto shall close the transactions contemplated herein.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Disclosure Schedule" means the ACL Disclosure Schedule and the Nova Disclosure Schedule required to be delivered on the date hereof and initialed by the Parties, pursuant to Articles III and IV. Nothing in any Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in the corresponding Article of the Agreement.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployeer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental Laws" has the meaning attributed to it in Section 3.21.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" means:

                  (a) with respect to ACL, the consolidated balance sheet (including related notes and schedules, if any) of ACL as of December 31, 1996 and the related consolidated statements of income, changes in Shareholders' equity and cash flows (including related notes and schedules, if any) for the year ended December 31, 1996 as filed by ACL in Securities Documents, and

                  (b) with respect to Nova, (i) its unaudited balance sheets (including related notes and schedules, if any) as of December 31, 1996, and the related statements of operations (including related notes and schedules, if any) for the year ended December 31, 1996; (ii) its unaudited balance sheets (including related notes and schedules, if any) as of December 31, 1995, and the related statements of operations (including related notes and schedules, if any) for each of the two years ended December 31, 1995; and (iii) its balance sheets (including related notes and schedules, if any) and related statements of operations (including related notes and schedules, if any) with respect to period ended March 31, 1997, if any, as delivered to ACL.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Effect" means a material adverse effect on the financial conditions, results of operations, business, or prospects of the party as to which such term is applied.

         "Merger" means the merger of Nova with and into NVA upon the terms set forth in Article II.

         "NCBCA" means the North Carolina Business Corporation Act, as amended.

         "Nova Common Shareholders" means the holders of Nova Common Stock.

         "Nova Common Stock" means the shares of common stock $1.00 par value, of NovaVision, Inc.

         "Nova Series A Preferred Stock" means the shares of Series A Redeemable Preferred stock, $1.00 par value, of NovaVision, Inc.

         "Nova Series B Preferred Stock" means the shares of Series B Redeemable, Convertible Preferred stock, $1.00 par value, of NovaVision, Inc., convertible at $4.00 per share to Nova Common Stock.

         "Nova Series A Preferred Shareholders" means the holders of Nova Series A Preferred Stock.

         "Nova Series B Preferred Shareholders" means the holders of Nova Series B Preferred Stock.

         "Nova Shareholder" means any holder of Nova Common Stock, Nova Series A Preferred Stock, or Nova Series B Preferred Stock.

         . "Nova Stock" means Nova Common Stock, Nova Series A Preferred Stock and Nova Series B Preferred Stock.

         "Nova Stock Options" means those options exercisable at $0.01 per share, to purchase an aggregate of 412,700 shares of Nova Common Stock, granted by Nova under the Nova Stock Option Plan adopted on June 12, 1995.

         "Nova Stock Option Holders" means the holders of Nova Stock Options.

         "Nova Stock Warrants" means those warrants to purchase an aggregate of 222,000 shares of Nova Common Stock, granted by Nova, to Sirrom, OcuTec and William H. Burns, Jr.

         "OcuTec" means OcuTec Holdings, Inc., a North Carolina corporation having its principal office in Raleigh, North Carolina, a Nova Shareholder.

         "OcuTec Warrants" means warrants for 200,000 shares of Nova Common Stock exercisable at $1.00 per share, held by OcuTec.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         . "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Plan of Merger" has the meaning prescribed in Section 2.1.

         "Rights" means warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests, and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Documents" means all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Securities Laws" means the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder.

         "Sirrom" means Sirrom Investments, Inc., a Tennessee corporation having its principal office in Nashville, Tennessee, a Nova Shareholder.

         "Subsidiary" means any corporation with respect to which a specified Person (or Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, including without limitation Biopolymer Corporation, a subsidiary of Nova.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TD" means Tullis-Dickerson Capital Focus, LP.

         "TD Sub Debt" means the subordinated debt of ACL to TD, the balance, including both principal and accrued interest, of which is approximately $2,300,000.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. In accordance with the plan of merger attached hereto as Exhibit 2.1 (the "Plan of Merger") and the NCBCA, at the Effective Time Nova shall be merged with and into NVA and the separate corporate existence of Nova shall thereupon cease. NVA shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the state of North Carolina, and the separate corporate existence of NVA with all its rights, privileges, immunities, powers and franchise shall continue unaffected by the Merger, except as set forth in the Plan of Merger. The Merger shall have the effects specified in the NCBCA.

         2.2 Conversion of Shares. The Merger, which the parties intend to qualify as a corporate reorganization under Section 368(a)(2)(D) of the Code, shall occur as provided in the Plan of Merger.

         2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), subject to compliance with applicable conditions to the Closing, shall take place at the offices of Schell Bray Aycock Abel & Livingston P.L.L.C., 1500 Renaissance Plaza, 230 North Elm Street, Greensboro, North Carolina on May ___, 1997.

         2.4      Deliveries at Closing.  At the Closing,

                  (a) Nova will deliver to ACL the various certificates, instruments and documents referred to in Section 7.2 below;

                  (b) each of the Nova Shareholders will deliver to ACL stock certificates representing all of his or its shares of Nova Stock, endorsed in blank or accompanied by duly executed assignment documents;

         2.5 Effectiveness of The Merger. The Merger shall become effective as of the time and date of the filing of the Articles of Merger with the Secretary of State of North Carolina in accordance with the provisions of the NCBCA, or at the time specified in the Articles of Merger, if later than the time of filing. The Articles of Merger shall be so filed as soon as practicable after the Closing. The date and time when the Merger shall become effective is herein referred to as the "Effective Time" as soon as practicable following the Merger:

                  (a) ACL will deliver to Nova the various certificates, instruments and documents referred to in Section 7.3 below; and

                  (b) ACL will deliver, or instruct its transfer agent to deliver, to each respective Nova Shareholder certificates evidencing the shares of ACL Stock into which such Nova Shareholder's Nova Stock has been converted pursuant to the Merger

         2.6 Further Assurances. If, at any time after the Closing, ACL or Nova shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in ACL the direct or indirect title to be acquired by reason of, or as a result of, the Acquisition, ACL and Nova agree that each of them and, in the case of ACL and Nova, their proper officers and directors, shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such stock or property or rights in ACL and otherwise to carry out the purpose of this Agreement, and that, in the case of ACL and Nova, their proper officers and directors are fully authorized and directed in the name of such corporations or otherwise to take any and all such actions.

                  (a) Nova Stock Options. At the Effective Time, each option or other right to purchase shares of Nova Stock pursuant to the Nova Stock Option Plan that are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to ACL Common Stock, and ACL shall assume each Nova Stock Option, in accordance with the terms of the Nova Stock Option Plan, except that from and after the Effective Time (i) ACL and its Board of Directors or compensation committee shall be substituted for Nova and any of Nova's Board of Directors administering such Nova Stock Option Plan, (ii) each Nova Stock Option assumed by ACL may be exercised solely for shares of ACL Common Stock, and (iii) the number of shares of ACL Common Stock subject to such Nova Stock Option shall be equal to the number of shares of Nova Common Stock subject to such Nova Stock Option immediately prior to the Effective Time.

                  (b) Restrictions or limitations on transfer with respect to Nova Common Stock awarded under the Nova Stock Option Plan shall remain in full force and effect with respect to shares of ACL Common Stock into which such restricted stock is converted pursuant to this Agreement

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF ACL AND NVA

         ACL and NVA represent and warrant to Nova that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing date were substituted for the date of this Agreement throughout Article III), except as set forth in the ACL Disclosure Schedule attached hereto.

         3.1 Organization, Qualification and Corporate Power of ACL and NVA. Each of ACL and NVA is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of ACL and NVA has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of ACL and NVA, enforceable in accordance with its terms and conditions. Each of ACL and NVA has all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 3.1 of the Disclosure Schedule lists the directors and officers of ACL and NVA. ACL has delivered to Nova correct and complete copies of the charter and bylaws of ACL (as amended to date). The minute books (containing the records of meetings of the Shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books are correct and complete. Neither ACL nor NVA is in default under or in violation of any provision of its Articles of Incorporation or bylaws.

         3.2 Capitalization. The entire authorized capital stock of ACL consists of the following:

         (a) 20,000,000 shares of ACL Common Stock, $0.05 par value, of which 3,978,081 shares are issued and outstanding as of April 22, 1997;

         (b) 5,000,000 shares of ACL Preferred Stock, no par value, of which no shares are issued and outstanding;

         (c) Options to purchase 1,309,844 shares of ACL Common Stock; and

         (d) warrants to purchase 1,603,670 shares of ACL Common Stock.

         All of the issued and outstanding shares of ACL Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.2 of the ACL Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ACL to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to ACL. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of ACL.

         3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which ACL or NVA is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which ACL or NVA is a party or by which it is bound or to which any of its assets is subject.

         3.4 Financial Statements. ACL has previously delivered to Nova true and complete copies of its Financial Statements. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of ACL as of such dates and the results of operations of ACL for such periods, are correct and complete, and are consistent with the books and records of ACL (which books and records are correct and complete); provided, however, that the interim Financial Statements, if any, are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         3.5 Brokers' Fees. Neither ACL nor NVA has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Nova Shareholder could become liable or obligated.

         3.6 Investment. Neither ACL nor NVA is acquiring the Nova Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         3.7 Title to Assets. ACL has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for inventory disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         3.8 Subsidiaries. Section 3.8 of the Disclosure Schedule sets forth for each Subsidiary of ACL (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
(iii) the number of issued and outstanding shares of each class of it capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of ACL have been duly authorized and are validly issued, fully paid, and nonassessable. ACL holds of record and owns beneficially all of the outstanding shares of each Subsidiary of ACL.

         3.9 Events Subsequent to Most Recent Fiscal Year End. Since the most recent fiscal year end, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of ACL. Without limiting the generality of the foregoing, since that date:

         (a) ACL has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) ACL has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

         (c) no party (including ACL) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which ACL is a party or by which it is bound;

         (d) ACL has not imposed any Security Interest upon any of its assets, tangible or intangible;

         (e) ACL has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

         (f) ACL has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

         (g) ACL has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $25,000 in the aggregate;

         (h) ACL has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

         (i) ACL has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (j) there has been no change made or authorized in the charter or bylaws of ACL;

         (k) ACL has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (l) ACL has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

         (m) ACL has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

         (n) ACL has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (o) ACL has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

         (p) ACL has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (q) ACL has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

         (r) ACL has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (s) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving ACL; and

         (t)      ACL has not committed to any of the foregoing.

         3.10 Undisclosed Liabilities. ACL has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for Liabilities set forth in the most recent Financial Statements (and in the notes thereto) or the ACL Disclosure Schedule.

         3.11 Legal Compliance. ACL and its respective predecessors and affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         3.12     Tax Matters.

         (a) ACL has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by ACL (whether or not shown on any Tax Return) have been paid. ACL currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where ACL does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of ACL that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) ACL has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party.

         (c) No ACL director or officer (or employee responsible for Tax matters) of ACL expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of ACL either (A) claimed or raised by any authority in writing or (B) as to which any of the ACL directors and officers (and employees responsible for Tax matters) has Knowledge based upon personal contact with any agent of such authority.
         Section 3.12 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to ACL for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. ACL has delivered to the Nova correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by ACL since December 31, 1996.

         (d) ACL has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) ACL has not filed a consent under Code ss.341(f) concerning collapsible corporations. ACL has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. ACL has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. ACL is not a party to any Tax allocation or sharing agreement. ACL (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was ACL) or (B) has any Liability for the Taxes of any Person (other than ACL) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (f) Section 3.12 of the Disclosure Schedule sets forth the following information with respect to ACL as of the most recent practicable date:
         (A) the basis of ACL in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to ACL.

         (g) The unpaid Taxes of ACL (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ACL in filing its Tax Returns.

         3.13     Real Property.

         (a)      ACL owns no real property.

         (b) Section 3.13(b) of the ACL Disclosure Schedule includes correct and complete copies of all of ACL's leases. With respect to each such lease, the lease is legal, valid, binding, enforceable, and in full force and effect.

         3.14     Intellectual Property.

         (a) ACL owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of ACL as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by ACL immediately prior to the Closing hereunder will be owned or available for use by ACL on identical terms and conditions immediately subsequent to the Closing hereunder. ACL has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) ACL has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of ACL has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that ACL must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of ACL (and employees with responsibility for Intellectual Property matters) of ACL, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of ACL.

         (c) Section 3.14(c) of the Disclosure Schedule identifies all Intellectual Property owned by ACL, including each patent or registration which has been issued to ACL with respect to any of its Intellectual Property, each pending patent application or application for registration which ACL has made with respect to any of its Intellectual Property, and each license, agreement, or other permission which ACL has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). ACL has delivered to Nova correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Nova correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
         Section 3.14(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by ACL in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3.14(c) of the Disclosure
         Schedule:

                  (i) ACL possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of ACL directors and officers (and employees with responsibility for Intellectual Property matters) is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) ACL has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (d) Section 3.14(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that ACL uses pursuant to license, sublicense, agreement, or permission. ACL has delivered to Nova correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.14(d) of the Disclosure Schedule:

                  (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby

                  (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of ACL and the directors and officers (and employees with responsibility for Intellectual Property matters) of ACL, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (viii) ACL has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (e) To the Knowledge of ACL and the directors and officers (and employees with responsibility for Intellectual Property matters) of ACL, ACL will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         (f) Neither ACL nor the directors and officers (and employees with responsibility for Intellectual Property matters) of ACL has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of ACL.

         3.15 Tangible Assets. ACL owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         3.16 Inventory. The inventory of ACL consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Most Recent Financial Statements (or in the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ACL.

         3.17 Contracts. Section 3.17 of the ACL Disclosure Schedule lists all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases (other than real property leases), understandings and obligations, whether written or oral, to which ACL is a party or by which ACL is bound or affected, other than obligations to pay monthly amounts of $1,000.00 or less ("Contracts"). ACL has delivered to Nova true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications thereto. Each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. No purchase commitments are in excess of the requirements of the Ordinary Course of Business of ACL. There are no existing defaults by ACL, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults by ACL under any of the Contracts. The consummation of the transactions contemplated by this Agreement will not, with respect to any Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

         3.18 Notes and Accounts Receivable. All notes and accounts receivable of ACL are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with the terms thereof, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the most recent Financial Statement (or in the notes thereto) as adjusted for the passage of time through the Closing date in accordance with the past custom and practice of ACL.

         3.19 Liabilities. Section 3.19 of the Disclosure Schedule contains a true and complete list of all Liabilities of ACL, including without limitation all accounts payable, obligations to furnish goods or services or to pay for goods or services to be delivered, Taxes, and other accrued expenses of whatever kind, whether or not shown on the Financial Statements.

         3.20 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of ACL.

         3.21 Insurance. Section 3.21 of the Disclosure Schedule describes all insurance policies maintained by ACL with respect to its business. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing date. To the best of the Knowledge of ACL, such policies provide adequate coverage for all risks customarily insured against by companies engaging in a business similar to the business of ACL. Except as shown on Section 3.21 of the Disclosure Schedule, ACL has not been refused any insurance by any insurance carrier during the past two years.

         3.22 Litigation. Section 3.22 of the Disclosure Schedule sets forth each instance in which ACL (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of ACL and the directors and officers (and employees with responsibility for litigation matters) of ACL, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.22 of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of ACL. ACL (and employees with responsibility for litigation matters) ACL has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against ACL.

         3.23 Product Warranty. Each product manufactured, sold, leased, or delivered by ACL has been in conformity with all applicable contractual commitments and all express and implied warranties, and ACL has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ACL. No product manufactured, sold, leased, or delivered by ACL is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
Section 3.23 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for ACL (containing applicable guaranty, warranty, and indemnity provisions).

         3.24 Product Liability. ACL has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by ACL.

         3.25 Employees. To the Knowledge of ACL, no executive, key employee, or group of employees has any plans to terminate employment with ACL. ACL is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. ACL has not committed any unfair labor practice.

         3.26     Employee Benefits.

                  (a) ACL does not now maintain and has not ever maintained an Employee Benefit Plan.

                  (b) ACL does not contribute to, never has contributed to and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (c) Section 3.26 of the Disclosure Schedule lists each Employee Welfare Benefit Plan maintained or sponsored providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B). All such plans are in full compliance with ERISA.

         3.27 Guaranties. ACL is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         3.28 Environmental Protection. The existing and prior uses of the assets of ACL comply with, and at all times have complied with, and ACL is not in violation of and has not violated, in connection with the ownership, use, maintenance or operation of its assets, any Environmental Laws. For purposes hereof, "Environmental Laws" means any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by- product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant.

         3.29 Disclosure. The representations and warranties contained in this
Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                       CONCERNING NOVA AND ITS SUBSIDIARY

         Nova represents and warrants to ACL and NVA that the statements contained in this Article IV with respect to Nova and its Subsidiary are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing date (as though made then and as though the Closing date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Nova Disclosure Schedule attached hereto.

         4.1 Organization, Qualification, and Corporate Power. Nova is a corporation duly organized, validly existing, and in good standing under the NCBCA. Nova is not authorized to conduct business under the laws of any jurisdiction other than North Carolina, which is the only jurisdiction where such qualification is required. Nova has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Nova, enforceable in accordance with its terms. Nova has all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists the directors and officers of Nova. Nova has delivered to ACL correct and complete copies of the charter and bylaws of Nova (as amended to date). The minute books (containing the records of meetings of the Shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Nova are correct and complete. Nova is not in default under or in violation of any provision of its Articles of Incorporation or bylaws.

         4.2 Capitalization. The entire authorized capital stock of Nova consists of the following:

                  (a) 5,000,000 shares of Nova Common Stock, $1.00 par value, of which 3,561,906 shares are issued and outstanding;

                  (b) 5,000,000 shares of Nova Series A Preferred Stock, $1.00 par value, of which 2,808,175 shares are issued and outstanding as of March 31, 1997;

                  (c) 5,000,000 shares of Nova Series B Preferred Stock, $1.00 par value, of which no shares are issued and outstanding;

                  (d) options to acquire 412,700 shares of Nova Common Stock;
         and

                  (e) warrants to acquire 222,000 shares of Nova Common Stock.

         All of the issued and outstanding shares of Nova Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Nova

Shareholders as set forth in Section 4.2 of the Disclosure Schedule. Except as set forth in Section 4.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Nova to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Nova. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Nova.

         4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Nova is subject or any provision of the Articles of Incorporation or bylaws of Nova or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Nova is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Nova need not to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         4.4 Brokers' Fees. Nova has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         4.5 Title to Assets. Nova has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for inventory disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         4.6 Subsidiaries. Section 4.6 of the Disclosure Schedule sets forth for each Subsidiary of Nova (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
(iii) the number of issued and outstanding shares of each class of it capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Nova have been duly authorized and are validly issued, fully paid, and nonassessable. Nova holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Nova.

         4.7 Financial Statements. Nova has previously delivered to ACL true and complete copies of its Financial Statements. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Nova as of such dates and the results of operations of Nova for such periods, are correct and complete, and are consistent with the books and records of Nova (which books and records are correct and complete); provided, however, that the interim Financial Statements, if any, are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         4.8 Events Subsequent to Most Recent Fiscal Year End. Since the most recent fiscal year end, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Nova. Without limiting the generality of the foregoing, since that date:

                  (a) Nova has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) Nova has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (c) no party (including Nova) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which Nova is a party or by which it is bound;

                  (d) Nova has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) Nova has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (f) Nova has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (g) Nova has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $25,000 in the aggregate;

                  (h) Nova has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (i) Nova has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (j) there has been no change made or authorized in the charter or bylaws of Nova;

                  (k) Nova has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (l) Nova has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (m) Nova has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (n) Nova has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (o) Nova has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (p) Nova has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (q) Nova has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (r) Nova has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (s) Nova has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (t) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Nova; and

                  (u)      Nova has not committed to any of the foregoing.

         4.9 Undisclosed Liabilities. Nova has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for Liabilities set forth on the face of the most recent Balance Sheet (rather than in any notes thereto).

         4.10 Legal Compliance. Nova and its respective predecessors and affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         4.11     Tax Matters.

                  (a) Nova has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Nova (whether or not shown on any Tax Return) have been paid. Nova currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Nova does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Nova that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Nova has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party.

                  (c) No Nova Shareholder or director or officer (or employee responsible for Tax matters) of Nova expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Nova either (A) claimed or raised by any authority in writing or (B) as to which any of the Nova Shareholders and the directors and officers (and employees responsible for Tax matters) of Nova has Knowledge based upon personal contact with any agent of such authority. Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Nova for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Nova Shareholders have delivered to the ACL correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Nova since December 31, 1996.

                  (d) Nova has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) Nova has not filed a consent under Code ss.341(f) concerning collapsible corporations. Nova has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. Nova has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Nova is not a party to any Tax allocation or sharing agreement. Nova (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Nova) or (B) has any Liability for the Taxes of any Person (other than Nova) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Section 4.11 of the Disclosure Schedule sets forth the following information with respect to Nova as of the most recent practicable date: (A) the basis of Nova in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Nova.

                  (g) The unpaid Taxes of Nova (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Nova in filing its Tax Returns.

         4.12     Real Property.

                  (a)      Nova owns no real property.

                  (b) Nova has one lease which expires on August 31, 1997. Nova has delivered to ACL a correct and complete copy of the lease. With respect to such lease, the lease is legal, valid, binding, enforceable, and in full force and effect.

         4.13     Intellectual Property.

                  (a) Nova owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of Nova as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Nova immediately prior to the Closing hereunder will be owned or available for use by Nova on identical terms and conditions immediately subsequent to the Closing hereunder. Nova has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) Nova has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Nova Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Nova has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Nova must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Nova Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Nova, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Nova.

                  (c) Section 4.13(c) of the Disclosure Schedule identifies all Intellectual Property owned by Nova, including each patent or registration which has been issued to Nova with respect to any of its Intellectual Property, each pending patent application or application for registration which Nova has made with respect to any of its Intellectual Property, and each license, agreement, or other permission which Nova has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Nova has delivered to ACL correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to ACL correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.13(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Nova in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure Schedule:

                           (i) Nova possesses all right, title, and interest in
                  and to the item, free and clear of any Security Interest, license, or other restriction;

                           (ii) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Nova Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Nova, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (iv) Nova has never agreed to indemnify any Person
                  for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d) Section 4.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Nova uses pursuant to license, sublicense, agreement, or permission. Nova has delivered to ACL correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.13(d) of the Disclosure Schedule:

                           (i) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby

                           (iii) no party to the license, sublicense, agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, the
                  representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of Nova Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Nova, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (viii) Nova has not granted any sublicense or similar
                  right with respect to the license, sublicense, agreement, or permission.

                  (e) To the Knowledge of any of the Nova Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Nova, Nova will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (f) None of the Nova Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Nova has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of Nova.

         4.14 Tangible Assets. Nova owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         4.15 Inventory. The inventory of Nova consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Nova.

         4.16 Contracts. Section 4.16 of the Nova Disclosure Schedule lists all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases (other than real property leases), understandings and obligations, whether written or oral, to which Nova is a party or by which Nova is bound or affected, other than obligations to pay monthly amounts of $1,000.00 or less ("Contracts"). Nova has delivered to ACL true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications thereto. Each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. No purchase commitments are in excess of the requirements of the Ordinary Course of Business of Nova. There are no existing defaults by Nova, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults by Nova under any of the Contracts. The consummation of the transactions contemplated by this Agreement will not, with respect to any Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

         4.17 Notes and Accounts Receivable. All notes and accounts receivable of Nova are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with the terms thereof, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the most recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing date in accordance with the past custom and practice of Nova.

         4.18 Liabilities. Section 4.18 of the Disclosure Schedule contains a true and complete list of all Liabilities of Nova, including without limitation all accounts payable, obligations to furnish goods or services or to pay for goods or services to be delivered, Taxes, and other accrued expenses of whatever kind, whether or not shown on the Financial Statements.

         4.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Nova.

         4.20 Insurance. Section 4.20 of the Disclosure Schedule describes all insurance policies maintained by Nova with respect to its business. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing date. To the best of the Knowledge of the Nova Shareholders, such policies provide adequate coverage for all risks customarily insured against by companies engaging in a business similar to the business of Nova. Except as shown on Section 4.20 of the Disclosure Schedule, Nova has not been refused any insurance by any insurance carrier during the past two years.

         4.21 Litigation. Section 4.21 of the Disclosure Schedule sets forth each instance in which Nova (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Nova Shareholders and the directors and officers (and employees with responsibility for litigation matters) of Nova, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Section 4.21 of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Nova. None of the Nova Shareholders and the directors and officers (and employees with responsibility for litigation matters) of Nova has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Nova.

         4.22 Product Warranty. Each product manufactured, sold, leased, or delivered by Nova has been in conformity with all applicable contractual commitments and all express and implied warranties, and Nova has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Nova. No product manufactured, sold, leased, or delivered by Nova is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.22 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Nova (containing applicable guaranty, warranty, and indemnity provisions).

         4.23 Product Liability. Nova has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Nova.

         4.24 Employees. To the Knowledge of any of the Nova Shareholders and the directors and officers (and employees with responsibility for employment matters) of Nova, no executive, key employee, or group of employees has any plans to terminate employment with Nova. Nova is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Nova has not committed any unfair labor practice.

         4.25     Employee Benefits.

                  (a) Nova does not now maintain and has not ever maintained an Employee Benefit Plan.

                  (b) Nova does not contribute to, never has contributed to and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (c) Section 4.25 of the Disclosure Schedule lists each Employee Welfare Benefit Plan maintained or sponsored providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B). All such plans are in full compliance with ERISA.

         4.26 Guaranties. Nova is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         4.27 Environmental Protection. The existing and prior uses of the assets of Nova comply with, and at all times have complied with, and Nova is not in violation of and has not violated, in connection with the ownership, use, maintenance or operation of its assets, any Environmental Laws. For purposes hereof, "Environmental Laws" means any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by- product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant.

         4.28 Disclosure. The representations and warranties contained in this
Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         5.1 General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

         5.2 Notices and Consents. Nova will give any notices to third parties, and will use its best efforts to obtain any third party consents, that ACL reasonably may request in connection with the matters referred to in Section 4.3 above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required to consummate the transactions contemplated herein.

         5.3 Operation of Business. Nova will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Nova will not declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Article IV above.

         5.4 Preservation of Business. Nova will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 Full Access. Nova will permit representatives of ACL to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Nova, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Nova.

         5.6 Notice of Developments. Nova will give prompt written notice to ACL of any material adverse development causing a breach of any of the representations and warranties above. Each Party will give prompt written notice to the others of any Material Adverse Development causing a breach of any of his or its own representations and warranties above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.7 Exclusivity. Nova will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Nova (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Nova will notify ACL immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 Plan of Merger; Reservation of Shares. ACL has reserved for issuance such number of shares of ACL Stock as shall be necessary to pay the consideration to be distributed to the Nova Shareholders as contemplated in
Article II. If at any time the aggregate number of shares of ACL Stock available for issuance hereunder shall not be sufficient to effect the Merger, ACL shall take all appropriate action as may be required to increase the amount of the authorized ACL Stock.

         5.9 Press Releases. ACL and Nova shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto, provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which it reasonably believes to be required by law.

         5.10 Employment Agreements. ACL shall enter into an employment agreement with Bart C. Gutekunst ("Gutekunst") in form and substance as attached hereto as Exhibit 5.10.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitles to indemnification therefor under Article VI below). Nova acknowledges and agrees that from and after the Closing ACL will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Nova.

         6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Nova, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article VIII below).

         6.3 Transition. Nova will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Nova from maintaining the same business relationships with Nova after the Closing as it maintained with Nova prior to the Closing.

         6.4 Confidentiality. Nova will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to ACL or destroy, at the request and option of ACL, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that Nova or any of its Shareholders, officers or directors are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Nova will notify ACL promptly of the request or requirement so that ACL may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Nova Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Nova may disclose the Confidential Information to the tribunal; provided, however, that Nova shall use its reasonable best efforts to obtain, at the reasonable request of ACL, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as ACL shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         6.5 Registration. Upon written request by the majority in interest of the Nova Shareholders who receive ACL Common Stock upon consummation of the Merger, as promptly as practicable following the receipt by ACL of the audited financial statements required by the Securities and Exchange Commission, but not more than 60 days thereafter or after receipt of such written request, whichever is later, ACL shall file a registration statement on Form S-3 or an equivalent form under the Securities Act and any applicable state securities laws covering resale of the ACL Common Stock issued to the Nova Shareholders in the Merger and shall use its best efforts to cause the registration statement to remain effective and current until such time as such Nova Shareholders are entitled to sell such shares under Rule 144 of the Securities and Exchange Commission. Such registration shall be effected at the Company's expense except for underwriting discounts and commissions and fees and expenses of counsel for the Nova Shareholders, if any. If at any time during the effectiveness of the registration statement, ACL becomes aware that the information contained in the registration statement is not current, ACL will promptly notify Nova Shareholders whose ACL Common Stock is registered thereunder, who will refrain from selling any further shares pursuant to the registration statement until such time as it is amended to render it current. ACL shall not, however, be required to amend the registration statement to include undisclosed material information that has not been disclosed for business reasons, and the Nova Shareholders will refrain from selling shares pursuant to the registration statement until such time as ACL notifies them that the information is no longer material or has been disclosed in a report or other document filed with the Securities and Exchange Commission.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 Conditions Precedent -- ACL and Nova. The respective obligations of ACL and Nova to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

                  (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

                  (b) Neither ACL nor Nova shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the merger or the other transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or, in the good faith opinion of the terminating party, threatened, which seeks to enjoin or prohibit consummation of the transactions contemplated by this Agreement or seeks material damages in respect thereof;

                  (c) Bart C. Gutekunst, William H. Burns, Jr. and Alan Rabin shall have been elected as directors of ACL;

                  (d) Sirrom shall have converted 1,000,000 shares of Nova Series A Preferred Stock into 1,000,000 shares of Nova Common Stock;

                  (e) Approximately 1,750,000 shares of ACL Series A Preferred Stock shall have been issued to TD in satisfaction of approximately $1,750,000 of the TD SubDebt, leaving a balance of the TD SubDebt of $550,000; and

                  (f) OcuTec shall have released its warrants for 200,000 shares of Nova Common Stock at $1.00 per share, effective as of the Closing Date.

         7.2 Conditions to Obligation of ACL. The obligation of ACL to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing date;

                  (b) Nova shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) Nova shall have procured all of the third party consents specified in Section 4.3 above.

                  (d) Nova shall have delivered to ACL a certificate to the effect that each of the conditions specified above in Section 7.2(a) through (c) is satisfied in all respects;

                  (e) Bart C. Gutekunst shall have entered into an employment agreement with ACL in the form as attached hereto as Exhibit 5.10.

                  (f) Each of the Nova Shareholders (other than OcuTec) shall have delivered to ACL a duly executed Accredited Investor Representation in the form of Exhibit 7.2(f) attached hereto.

                  (g) OcuTec shall have delivered to ACL a duly executed Investor Representation in the form of Exhibit 7.2(g) attached hereto.

                  (h) Bart C. Gutekunst, William H. Burns, Jr., and the Nova Stock Option Holders shall have delivered to ACL a duly executed Escrow and Indemnity Agreement in the form of Exhibit 8.6(b) attached.

                  (i) OcuTec, Alan Touch, James Jansen and Lewis Eslinger shall have delivered to ACL a duly executed Estoppel Certificate in the form of Exhibit 7.2(i) attached hereto.

                  (j) ACL shall have received from counsel to Nova an opinion in form and substance as set forth in Exhibit 7.2(j) attached hereto, addressed to ACL, and dated as of the Closing Date;

                  (k) Each of the Nova Shareholders shall have delivered to ACL a duly executed certificate in the form of Exhibit 7.2(k) attached.

                  (l) ACL shall have obtained from Sirrom financing substantially in accordance with the terms and conditions outlined in Sirrom's letter to ACL and Nova dated March 17, 1997; and

                  (m) all actions to be taken by Nova and the Nova Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to ACL.

         ACL may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

         7.3 Conditions to Obligation of Nova. The obligation of Nova to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) ACL shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) ACL shall have delivered to Nova a certificate to the effect that each of the conditions specified above in Sections 7.3(a) and (b) is satisfied in all respects;

                  (d) Nova shall have received from counsel to ACL an opinion in form and substance as set forth in Exhibit 7.3(d) attached hereto, addressed to Nova, and dated as of the Closing date; and

                  (e) all actions to be taken by ACL in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Nova Shareholders.

         Nova may waive any condition specified in this Section 7.3 if it executes a writing so stating at or prior to the Closing.

                                  ARTICLE VIII
                     REMEDIES FOR BREACHES OF THIS AGREEMENT

         8.1      Indemnity.

                  (a) Nova agrees to indemnify and hold harmless ACL and NVA, and their respective representatives, shareholders, controlling persons and affiliates, for any Adverse Consequences that ACL or NVA may suffer, which arise, directly or indirectly, from the breach of any of the representations, warranties or covenants of Nova contained in this Agreement or the Schedules or other documents delivered in connection therewith relating to Intellectual Property or which gives rise to an undisclosed Liability. The indemnity obligations of Nova shall be enforceable by ACL or NVA against the Indemnity Shares (as defined in Section 8.6(b) hereof) and against the Nova Shareholders and Optionholders to the extent provided in the Escrow and Indemnity Agreement (as defined in Section 8.6).

                  (b) ACL agrees to indemnify and hold harmless the Nova Shareholders, and their respective representatives, shareholders, controlling persons and affiliates for any

         Adverse Consequences that Nova or the Nova Shareholders may suffer, which arise, directly or indirectly, from the breach of any of the representations, warranties or covenants of ACL or NVA contained in this Agreement or the Schedules or other documents delivered in connection therewith which give rise to an undisclosed Liability.

                  (c) No party (the "Indemnifying Party) shall have any obligation to indemnify any other party entitled to indemnity (the Indemnified Party") under this Section 8.1 from and against any Adverse Consequences suffered by any other party which arise from the breach of any representations, warranties or covenants (i) until the total of all Adverse Consequences with respect to such matters exceeds $75,000 and then only (x) for the amount by which such Adverse Consequences exceed $75,000, and (y) with respect to Adverse Consequences arising from any individual breach or series of related breaches which equal or exceed $5,000, and (ii) to the extent the total of all Adverse Consequences suffered by the Indemnified Party with respect to such matters exceeds a $2,7000,000 aggregate ceiling.

         8.2      Notices, Claims and Defense.

         If any matter should arise which, in the opinion of the Indemnified Party, shall constitute or give rise to an Adverse Consequences subject to indemnification under this Article VIII (an "Indemnity Claim"), the Indemnified Party shall promptly send written notice (a "Notice of Claim") of same to the Indemnifying Party by first class registered or certified mail, return receipt requested. The Notice of Claim shall describe the relevant circumstances (including, to the extent determinable, the estimated amount for which indemnification under this Article VIII is sought) in reasonable detail. The Indemnifying Party shall have a period of 30 days after Notice of Claims within which to cure the Adverse Consequences. The Indemnified Party shall continue to advise the Indemnifying Party promptly as to developments which may come to its attention affecting matters relating to such claim. The Indemnified Party will use its best efforts to mitigate the Adverse Consequences with respect to which any such Notice of Claim has been given, and, if such Indemnity Claim is based upon a claim, demand, suit or action of a third party (a "Third Party Claim"), then the provisions of Section 8.3 below with respect to the defense thereof shall be applicable.

         8.3 Defense of Third Party Claims. In the event that any third party initiates a claim, demand, suit or action for which indemnification is sought under this Article VIII, then within thirty (30) days after receipt of notice of any such claim, demand, suit or action (the "Third Party Claim") the Indemnified Party shall, if an Indemnity Claim in respect thereof is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing of such Third Party Claim. Except as provided in the next sentence, in the case of any such Third Party Claim, the Indemnifying Party shall be entitled to participate therein, by assuming the defense thereof with counsel satisfactory to the Indemnified Party after notice from the Indemnifying Party to the Indemnified Party of its or their election to assume the defense thereof and, thereafter, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such defense and the fees and expenses of such counsel, and other expenses subsequently incurred by the Indemnified Party in connection with such defense, shall be at the expense of the Indemnified Party, unless (i) the employment of such counsel has been authorized by the Indemnifying Party in connection with the defense of any such claim or (ii) the Indemnified Party reasonably shall have determined that a conflict of interest exists which makes representation by its own counsel advisable or (iii) the Indemnifying Party shall not have assumed the defense of such action and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable time after notice of such action is given, and in any such event the fees and expenses shall constitute a portion of the Adverse Consequences with respect to which the Indemnified Party will be entitled to indemnification.

         8.4 Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Article VIII.

         8.5 Dispute Resolution. Any claim, controversy, or dispute (a "Dispute") with respect to an Indemnity Claim hereunder shall, to the maximum extent allowed by applicable law, be submitted to and finally resolved by binding arbitration. An Indemnifying Party may file a written Demand for Arbitration with the American Arbitration Association's Charlotte, North Carolina Regional Office, and shall send a copy of the Demand for Arbitration to the Indemnified Party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and (except as otherwise specified herein) the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration is commenced. The venue for the arbitration shall be Raleigh, North Carolina. The arbitration shall be conducted before one (1) arbitrator selected through the American Arbitration Association's arbitrator selection procedures. The arbitrator thus constituted shall promptly fix the time, date(s), and place of the hearing, and notify the parties. The arbitrator shall render a decision within ten (10) days of completion of the hearing, which decision may include an award of interest, legal fees and costs of arbitration. If the decision of the arbitrator does not include an award of legal fees or costs of arbitration, the Indemnifying Party shall pay its own legal fees, the legal fees of the Indemnified Party, plus the costs of arbitration. The arbitrator shall promptly transmit an executed copy of the award to all of the parties hereto. The award of the arbitrator shall be final, binding and conclusive upon the parties hereto and shall be enforceable in any court of competent jurisdiction.

         8.6 Limitation on Indemnification. (a) Except as otherwise provided in the Escrow and Indemnity Agreement, an Indemnifying Party shall have no liability to an Indemnified Party under Section 8.1 of this Article VIII unless on or before the second anniversary following the Closing Date an Indemnified Party gives notice to an Indemnifying Party specifying the factual basis of a claim hereunder in reasonable detail to the extent then known to an Indemnified Party.

         (b) The liability of the Indemnifying Party to ACL or NVA will not exceed in the aggregate the value, from time to time, of the shares of ACL Common Stock received by the Nova Shareholders or reserved for Nova Stock Option Holders in the Merger (the "Indemnity Shares"), and ACL's sole remedy for breach of any of Nova's representations, warranties and covenants shall be to proceed as provided in the Escrow and Indemnity Agreement in the form attached as
Exhibit 8.6(b).

         (c) In the event of an Indemnity Claim against ACL or NVA, ACL may either pay the amount of an Indemnity Claim in cash or, in its discretion, issue to the Indemnified Party ACL Common Stock which is registered or will be registered for resale upon the request of such Indemnified Party. The number of shares of ACL Common Stock so issued shall equal the amount of the Indemnity Claim, as agreed or finally determined, divided by the greater of $1.00 or the fair market value of one share of ACL Common Stock as determined by the average of high bid for ACL Common Stock an NASDAQ for the ten trading days immediately preceding the date of the notice of indemnity Claim. Each Indemnified Party agrees to provide to ACL such representations and warranties as ACL may reasonably request to ensure compliance with applicable federal and state securities laws with respect to such stock issuance.

         8.8 Exclusive Remedy. The Parties acknowledge and agree that the foregoing indemnification provisions in this Article VIII shall be the exclusive remedy of the parties with respect to Nova, its subsidiary, and their respective officers and directors, and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties hereby waive any statutory, equitable, or common law rights or remedies relating to any Environmental Laws.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated and the Acquisition abandoned:

                  (a) at any time prior to the Closing Date, by the consent in writing of Nova and ACL;

                  (b) at any time prior to the Closing Date, by ACL in writing if Nova or any of the Nova Shareholders has, or by Nova in writing if ACL has, breached (i) any covenant or undertaking contained herein, or
         (ii) any representation or warranty contained herein, and, in each such case, if such breach is materially adverse and has not been cured by the earlier of 10 days following written notice of such breach to the party committing such breach or the Closing Date;

                  (c) on the Closing Date, by Nova or ACL in writing, if any of the conditions precedent to the obligations of such party to consummate the transactions contemplated hereby have not been satisfied or fulfilled, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein;

                  (d) at any time prior to the Closing Date, by ACL in writing if the Nova Shareholders, when their vote is taken thereon, do not unanimously approve the Acquisition contemplated herein;

                  (e) at any time following May 15, 1997, by Nova or ACL in writing, if the Closing Date has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings therein; and

                  (f) at any time prior to May 15, 1997 by ACL in writing if ACL determines in good faith, after the performance of its due diligence, that the financial conditions, business or prospects of Nova are materially adversely different from what was reasonably expected by ACL; provided that ACL shall advise Nova at least 10 days prior to such termination as to the reasons for ACL's determination and Nova shall have a period of 10 days following such notice to cure such conditions in a manner satisfactory to ACL; and, provided further, that this
         Section 9.1(f) shall not limit in any way the due diligence investigation of Nova which ACL may perform or otherwise affect any other rights which ACL has after the date hereof under the terms of this Agreement.

         9.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions hereof relating to press releases, confidentiality and expenses set forth in Sections 5.9, 6.4, and 10.2, respectively, shall survive any such termination.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 No Third-Party Beneficiaries. Except as specifically provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.2 Expenses. Each of ACL and Nova shall pay its own expenses, including attorney's fees, with respect to the Merger and the other transactions contemplated hereby.

         10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Parties; provided, however, that ACL may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases ACL nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

   If to Nova:                                Copy to:
   -----------                                --------
   NOVAVISION, INC.                           W. THURSTON DEBNAM, JR.
   2700-200 Gateway Centre Blvd.              4700 New Bern Avenue
   Morrisville, North Carolina  27580         Raleigh, North Carolina 27610
   Telephone:919-469-3733                     Telephone:919-250-2000
   Fax:919-460-4487                           Fax: 919-250-2100
   Attention: Bart C. Gutekunst
   Chief Executive Officer

   If to ACL or NVA:                          Copy to:
   American Consolidated Laboratories, Inc.   Schell Bray Aycock Abel &
   1640 North Market Drive                    Livingston P.L.L.C.
   Raleigh, North Carolina  27609             P.O. Box 21847
   Telephone:919-872-0744                     Greensboro, North Carolina 27401
   Fax: 919-873-0042                          Telephone: 910-370-8800
   Attention:Chief Executive Officer          Fax: 910-370-8830
                                              Attention: Doris R. Bray

                                              Tullis-Dickerson Capital Focus, LP
                                              1 Greenwich Plaza
                                              Greenwich, CT 06830
                                              Telephone: 203-629-8700
                                              Fax: 203-629-9293
                                              Attention: Joan Neuscheler

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

         10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.11 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Raleigh, North Carolina, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


NOVAVISION, INC.

By: /s/ Bart C. Gutekunst
    ---------------------
Title: CEO
    ---------------------



AMERICAN CONSOLIDATED LABORATORIES, INC.


By: /s/ Joseph A.Arena
    ---------------------
Title: CEO
    ---------------------

NV ACQUISITION, INC.


By: /s/ Joseph A.Arena
    ---------------------
Title: CEO
    ---------------------

                              SCHEDULE OF EXHIBITS


EXHIBIT

2.1               Plan of Merger

3                 ACL Disclosure Schedule

4                 Nova Disclosure Schedule

5.10              Gutekunst Employment Agreement

7.2(f)            Accredited Investor Representation

7.2(g)            OcuTec Investor Representation

7.2(i)            Estoppel Certificate

7.2(j)            Nova Attorney Opinion

7.2(k)            Nova Shareholder Certificate

7.3(d)            ACL Attorney Opinion

8.6(b)            Escrow and Indemnity Agreement